Exhibit B

STOCKHOLDERS AGREEMENT OF

Funko, Inc.

THIS STOCKHOLDERS AGREEMENT, dated as of May 3, 2022 (as it may be amended, amended and restated or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), is entered into by and among Funko, Inc. a Delaware corporation (the “Corporation”), and TCG 3.0 Fuji, LP, a Delaware limited partnership (“TCG”).  Certain terms used in this Agreement are defined in Section 7.

RECITALS

WHEREAS, pursuant to that certain Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of the date hereof, among TCG and the sellers specified therein, TCG agreed to purchase 12,520,559 shares of Class A common stock, par value $0.0001 per share, of the Corporation (the “Class A Common Stock”) from the sellers (the “Transaction”); and

WHEREAS, the Corporation and TCG desire to enter into this Agreement in order to, among other things, provide for certain rights and obligations of TCG in its capacity as a holder of Class A Common Stock, as well as certain rights and obligations of the Corporation, in each case, effective as of the Closing (as defined in the Stock Purchase Agreement) (the “Effective Time”).

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the other parties hereto hereby agree as follows:

Agreement

Section 1             Election of the Board of Directors. Subject to this Section 1, at and after the Effective Time, the TCG Related Parties shall be entitled to designate for nomination by the Board up to two (2) Directors from time to time (any Director designated by the TCG Related Parties, a “TCG Director”).  The TCG Directors shall be apportioned among the three (3) classes of Directors as nearly equal in number as possible.  The right of the TCG Related Parties to designate the TCG Directors as set forth in this Section 1 shall be subject to the following: (i) if at any time the TCG Related Parties beneficially own, directly or indirectly, in the aggregate less than twenty percent (20%) but at least ten percent (10%) or more of all issued and outstanding shares of Class A Common Stock (including for this purpose the Underlying Class A Shares), the TCG Related Parties shall only be entitled to designate one (1) TCG Director, and (ii) the TCG Related Parties shall not be entitled to designate any TCG Directors in accordance with this Section 1 if at any time the TCG Related Parties beneficially own, directly or indirectly, in the aggregate less than ten percent (10%) of all issued and outstanding shares of Class A Common Stock (including for this purpose the Underlying Class A Shares).

Section 2              Vacancies and Replacements.

(a)          If the number of Directors that the TCG Related Parties have the right to designate to the Board is decreased pursuant to Section 1 (each such occurrence, a “Decrease in Designation Rights”), then:

(i)          unless a majority of Directors agree in writing that a Director or Directors shall not resign as a result of a Decrease in Designation Rights, the TCG Related Parties shall use their reasonable best efforts to cause the appropriate number of TCG Directors that the TCG Related Parties cease to have the right to designate to serve as a TCG Director to offer to tender his, her or their resignation(s), and each of such TCG Directors so tendering a resignation shall resign within thirty (30) days from the date that the TCG Related Parties incur a Decrease in Designation Rights.  In the event any such TCG Director does not resign as a Director by such time as is required by the foregoing, the TCG Related Parties, as holders of Class A Common Stock, the Corporation and the Board, to the fullest extent permitted by law and, with respect to the Board, subject to its fiduciary duties to the Corporation’s stockholders, shall thereafter take all Necessary Action to cause the removal of such individual as a Director; and

(ii)          the vacancy or vacancies created by such resignation(s) and/or removal(s) shall be filled with one or more Directors, as applicable, designated by the Board upon the recommendation of the Nominating and Corporate Governance Committee, so long as it is established.

(b)         The TCG Related Parties shall have the sole right to request that one or more of the TCG Directors, as applicable, tender their resignations as Directors of the Board (each, a “Removal Right”), in each case, with or without cause at any time, by sending a written notice to such Director and the Corporation’s Secretary stating the name of the Director or Directors whose resignation from the Board is requested (the “Removal Notice”).  If the Director subject to such Removal Notice does not resign within thirty (30) days from receipt thereof by such Director, the TCG Related Parties, as holders of Class A Common Stock, the Corporation and the Board, to the fullest extent permitted by law and, with respect to the Board, subject to its fiduciary duties to the Corporation’s stockholders, shall thereafter take all Necessary Action to cause the removal of such Director from the Board (and such Director shall only be removed by the parties to this Agreement in such manner as provided herein).

(c)          The TCG Related Parties shall have the exclusive right to designate a replacement Director for nomination or election by the Board to fill vacancies created as a result of not designating the TCG Director(s) initially or by death, disability, retirement, resignation, removal (with or without cause) of the TCG Director(s), or otherwise by designating a successor for nomination or election by the Board to fill the vacancy of the TCG Director(s) created thereby on the terms and subject to the conditions of Section 1.

Section 3              Initial Directors. The Board hereby agrees that one of the two initial TCG Directors shall be Jesse Jacobs.

Section 4            Rights of the TCG Related Parties.  In addition to any voting requirements contained in the organizational documents of the Corporation or any of its Subsidiaries, from and after the Effective Time, the Corporation shall not take, and shall cause Funko Acquisition Holdings, L.L.C. (“FAH LLC”) and its Subsidiaries not to take, any of the following actions (whether by merger, consolidation or otherwise) without the prior written approval of TCG for as long as the TCG Related Parties beneficially own, directly or indirectly, in the aggregate twenty-two percent (22%) or more of all issued and outstanding shares of Class A Common Stock (including for these purposes the Underlying Class A Shares):

(a)          any transaction or series of related transactions, in each case, to the extent within the reasonable control of the Corporation, (i) in which any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act (excluding the TCG Related Parties and any “group” that includes the TCG Related Parties)) acquires, directly or indirectly, in excess of fifty percent (50%) of the then outstanding shares of any class of capital stock (or equivalent) of the Corporation, FAH LLC or any of their respective Subsidiaries (whether by merger, consolidation, sale or transfer of capital stock or partnership, membership or other equity interests, tender offer, exchange offer, reorganization, recapitalization or otherwise) or (ii) following which any “person” or “group” referred to in clause (i) hereof has the direct or indirect power to elect a majority of the members of the Board or to replace the Corporation as the sole manager of FAH LLC (or to add another Person as a co-manager of FAH LLC);

(b)          the reorganization, voluntary bankruptcy, liquidation, dissolution or winding-up of the Corporation, FAH LLC or any of their respective Subsidiaries;

(c)          the sale, lease or exchange of all or substantially all of the property and assets of the Corporation and its Subsidiaries, taken as a whole;

(d)        the creation of a new class or series of capital stock or equity securities of (i) the Corporation or (ii) in the event such creation would materially and adversely impair the rights of the TCG Related Parties as holders of the Class A Common Stock, any Subsidiary of the Corporation;

(e)          any issuance of (i) additional shares of Class A Common Stock, Class B Common Stock, Preferred Stock or other equity securities of the Corporation (other than any issuance of additional shares of Class A Common Stock or other equity securities of the Corporation (x) under any stock option or other equity compensation plan of the Corporation approved by the Board or the compensation committee of the Board, or (y) pursuant to the exercise or conversion of any options, warrants or other securities existing as of the date of this Agreement) or (ii) in the event such issuance would materially and adversely impair the rights of the TCG Related Parties as holders of the Class A Common Stock, equity securities of any Subsidiary of the Corporation;

(f)         any amendment or modification of (i) the Charter or the Bylaws, or (ii) the certificate of incorporation, bylaws, limited liability company agreement, partnership agreement or similar organizational documents, as applicable, of any Subsidiary of the Corporation, that would, in either case, materially and adversely impair the rights of the TCG Related Parties as holders of the Class A Common Stock;

(g)          the (i) resignation, replacement or removal of the Corporation as the sole manager of FAH LLC or (ii) appointment of any additional Person as a manager of FAH LLC; or

(h)        except to the extent of the express restrictions applicable to TCG and its controlled affiliates in this Agreement, any action to adopt, approve or implement any plan, agreement or provision (unless required by applicable law) (i) the intent of which is to cause TCG or any controlled affiliate of TCG to incur or suffer a material economic detriment, (ii) that would negatively affect TCG’s or its controlled affiliates’ ability to continue to hold or acquire additional shares of capital stock of the Corporation or other securities pursuant to the terms of this Agreement, (iii) that would have an adverse effect on the continuing membership on the Board by any TCG Director pursuant to the terms of this Agreement, or (iv) that would otherwise prohibit TCG or its controlled affiliates from taking any action not expressly prohibited by this Agreement.

Section 5              Covenants.

(a)          At and after the Effective Time, the Corporation agrees to take all Necessary Action (i) to cause the Board to be comprised at least of seven (7) Directors or such other number of Directors as the Board may determine, subject to the terms of this Agreement, the Charter or the Bylaws of the Corporation; (ii) to cause the individuals designated in accordance with Section 1 to be included in the slate of nominees to be elected to the Board in accordance with the Bylaws, Charter and the DGCL, at each annual meeting of the stockholders of the Corporation at which such Director’s term expires; (iii) to cause the individuals designated in accordance with Section 2(c) to fill the applicable vacancies on the Board, in accordance with the Bylaws, Charter, Securities Laws, the DGCL and the Nasdaq Stock Market rules; and (iv) to adhere to, implement and enforce the provisions set forth in Section 4.

(b)        The TCG Related Parties shall comply with the requirements of the Charter and Bylaws when designating and nominating individuals as Directors, in each case, to the extent such requirements are applicable to Directors generally.  Notwithstanding anything to the contrary set forth herein, in the event that the Board determines, within sixty (60) days after compliance with the first sentence of this Section 5(b), in good faith, after consultation with outside legal counsel, that its nomination, appointment or election of a particular Director designated in accordance with Section 1 or Section 2, as applicable, would constitute a breach of its fiduciary duties to the Corporation’s stockholders or does not otherwise comply with any requirements of the Charter or Bylaws, then the Board shall inform the TCG Related Parties of such determination in writing and explain in reasonable detail the basis for such determination and shall, to the fullest extent permitted by law, nominate, appoint or elect another individual designated for nomination, election or appointment to the Board by the TCG Related Parties (subject in each case to this Section 5(b)).  The Board and the Corporation shall, to the fullest extent permitted by law, take all Necessary Action required by this Section 5 with respect to the election of such substitute designees to the Board.

(c)         At any meeting of the stockholders of the Corporation following the Effective Time (other than the annual meeting of the stockholders of the Corporation to be held in 2022 (the “2022 Annual Meeting”) or such other meeting for which the record date is prior to the Effective Time) at which the election of any directors affirmatively nominated by the Board is submitted to a vote of the stockholders of the Corporation (or if action is taken by written consent of the stockholders of the Corporation in lieu of a meeting), TCG hereby agrees, with respect to each director designee nominated by the Board to serve as a Director, to vote, or cause to be voted (including, if applicable, by written consent), all outstanding shares of Class A Common Stock held by the TCG Related Parties and capable of being voted in such meeting affirmatively in favor of the election of each director designee nominated by the Board to serve as a Director.  In addition, at each meeting of the stockholders of the Corporation following the Effective Time, TCG hereby agrees to cause all outstanding shares of Class A Common Stock held by the TCG Related Parties to be present in person or by proxy for quorum purposes, and shall ensure that their broker-designees, if any, have the authority to vote on at least one “routine” matter at such meeting sufficient to be counted as present for quorum purposes.

(d)         The Corporation hereby represents, warrants and covenants to TCG that the Board will, promptly following the 2022 Annual Meeting, approve, adopt and declare advisable, amendments to the Charter (the “Charter Amendments”), in the form attached hereto as Exhibit A. At the annual meeting of the stockholders of the Corporation to be held in 2023 (the “2023 Annual Meeting”), and at each subsequent annual meeting of the stockholders of the Corporation thereafter unless and until the Stockholder Approval (as defined below) is obtained (it being understood and agreed that the Corporation will not be required to call or cause to be called a special meeting of the stockholders for the purpose of obtaining such approval), the Corporation agrees to submit the Charter Amendments to a vote of the stockholders, and the Board shall recommend adoption of such amendments to the stockholders (the “Board Recommendation”) (subject to the following sentence). Notwithstanding the foregoing, at any time prior to obtaining stockholder approval of such amendments (the “Stockholder Approval”), the Board may, if the Board determines in good faith (after consultation with outside counsel) that the failure to do so would result in a breach of its fiduciary duties to the stockholders of the Corporation under applicable law, withdraw (or modify or qualify in any manner adverse to TCG) (an “Adverse Recommendation Change”) the Board Recommendation; provided, that the Corporation notifies TCG in writing at least five business days before making an Adverse Recommendation Change of its intention to do so and specifies the reasons therefor. Notwithstanding the preceding sentence, (i) the Corporation shall submit the Charter Amendments for stockholder approval at the 2023 Annual Meeting (and at subsequent annual meetings of the stockholders of the Corporation as required by this paragraph) whether or not the Board has made an Adverse Recommendation Change and (ii) if the Charter Amendments are approved by the holders of the minimum vote required by Delaware law and the Charter to approve the Charter Amendments (which, the parties hereto acknowledge, requires only the affirmative vote of the holders of Class A Common Stock, Class B Common Stock and Preferred Stock then outstanding, voting together as a single class, representing sixty-six and two-thirds percent (66 2/3%) or more of the votes which all the holders of Class A Common Stock, Class B Common Stock and Preferred Stock would be entitled to cast in any election of directors), the Corporation shall cause such Charter Amendments to become effective by filing the same with the Office of the Secretary of State of the State of Delaware promptly following such approval. The Corporation and TCG must reasonably agree on the form of the proxy materials given to stockholders in connection with the solicitation of the approval and adoption of the Charter Amendments, including if the Charter Amendments are to be divided into separate proposals (each a “Charter Amendment Proposal”) to comply with the applicable rules and regulations promulgated by the Securities and Exchange Commission.  In the event less than all of the Charter Amendment Proposals are approved and adopted by the stockholders, the Corporation shall cause the portions of the Charter Amendments that have been so approved and adopted to become effective by filing the same with the Office of the Secretary of State of the State of Delaware, and the Corporation shall continue to submit the remaining Charter Amendment Proposals for approval and adoption by the stockholders at subsequent annual meetings of stockholders in accordance with this paragraph. Concurrently with effectiveness of the Charter Amendments (or, if earlier, promptly following the 2023 Annual Meeting, if the Stockholder Approval is not obtained at the 2023 Annual Meeting), the Board shall approve, adopt and declare advisable, and take such actions necessary to make effective, amendments to the Bylaws in the form attached hereto as Exhibit B.

(e)          From and after the Effective Time, TCG will not, and will cause its controlled affiliates not to, directly or indirectly, without the prior written consent of, or waiver by, the Corporation, except as required by law, rule or regulation:

(i)         acquire, offer to acquire, agree to acquire, or solicit an offer to sell, by purchase or otherwise, beneficial ownership of any equity securities of the Corporation (including any rights, options or other derivative securities or contracts or instruments to acquire such ownership that derives its value (in whole or in part) from such equity securities (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combinations of the foregoing)) other than: (A) as a result of any stock split, stock dividend or distribution, subdivision, reorganization, reclassification or similar capital transaction involving equity securities of the Corporation; (B) pursuant to a transfer (x) that has been approved in advance by a majority of the independent and disinterested Directors, (y) to any TCG Related Party that has become a party to, and is bound by the terms of, this Agreement to the same extent as TCG, or (z) in connection with any Change of Control transaction approved by the Board or a duly authorized committee thereof; (C) the acquisition of additional shares of Class A Common Stock such that the aggregate number of shares of Class A Common Stock beneficially owned by the TCG Related Parties and their controlled affiliates following such acquisition does not exceed thirty-one and three-tenths (31.3%) of all issued and outstanding shares of Class A Common Stock (including for this purpose the Underlying Class A Shares) or (D) equity securities received from the Corporation; provided that, none of the TCG Related Parties shall be in breach of this Section 5(e)(i) if the beneficial ownership of any TCG Related Party increases solely as a result of any stock repurchase or redemption by the Corporation, a reduction of the total number of equity securities of the Corporation issued and outstanding, or any other event that does not involve any TCG Related Party or their affiliates intentionally acquiring any additional equity securities of the Corporation;

(ii)         make any public announcement or public offer with respect to any merger, business combination, tender or exchange offer, recapitalization, reorganization, restructuring, liquidation or other similar extraordinary transaction or series of related transactions involving the Corporation or any of its Subsidiaries or any acquisition of all or substantially all of the assets or indebtedness of the Corporation (unless such transaction is approved or affirmatively recommended by the Board);

(iii)        except as contemplated by Section 4.3 of the Stock Purchase Agreement, make, or in any way participate in, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission promulgated pursuant to Section 14 of the Exchange Act) to vote any voting securities of the Corporation (other than, in each case, in a manner that is consistent with the Board’s recommendation in connection with a matter);

(iv)         seek election to, or seek to place a representative on, the Board, or seek removal of any member of the Board other than pursuant to and in accordance with the rights granted to the TCG Related Parties pursuant to this Agreement;

(v)          call, or seek to call, a meeting of the stockholders of the Corporation or initiate any stockholder proposal for action by stockholders of the Corporation or initiate a books and records request with respect to the Corporation pursuant to Section 220 of the DGCL or other similar applicable law;

(vi)        form, join or in any way participate in a “group” (as defined in Section 13(d) of the Exchange Act and Rule 13d-5 thereunder) with respect to the equity securities of the Corporation (other than a “group” consisting solely of the TCG Related Parties) that engages in any action that would violate any of the provisions of this Section 5(e);

(vii)        knowingly assist or encourage or enter into any agreements or arrangements with any other Persons with respect to any action that would violate any of the provisions of this Section 5(e);

(viii)       publicly disclose any intention, plan, proposal or arrangement with respect to any action that would violate any of the provisions of this Section 5(e);

(ix)        take any action that any of the TCG Related Parties knows, or would reasonably be expected to know, after consultation with outside legal counsel, would require the Corporation to make a public announcement regarding the possibility of a transaction that would constitute a Change of Control or any of the foregoing activities;

(x)         arrange, or in any way provide, directly or indirectly, any financing for the purchase by any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) of any equity securities or assets of the Corporation other than debt financing for purchases of any equity securities of the Corporation by a TCG Related Party that are permitted by this Agreement; or

(xi)       deposit any equity securities of the Corporation into a voting trust or subject any equity securities to any agreement or arrangement (including by granting any proxies with respect to the equity securities to any third party with respect to the voting of such equity securities with any third party) other than (A) to provide for voting solely in accordance with this Agreement or (B) pursuant to any agreement or arrangement of the TCG Related Parties set forth in the organizational or governance documents of the TCG Related Parties existing on the date hereof;

provided that, notwithstanding anything to the contrary contained herein, (i) no TCG Related Party shall be prohibited or restricted from (x) initiating and engaging in private discussions with, and/or making and submitting to, the Corporation and/or the Board (or any committee thereof) a non-public, confidential proposal with respect to the matters set forth in this Section 5(e), (y) taking any of the foregoing actions with respect to approval of the Charter Amendments or (z) confidentially requesting the Board waive the application of any of the foregoing provisions and (ii) in no event shall any provision of this Section 5(e) limit or restrict any TCG Director from taking any actions in their capacity as such. Notwithstanding anything in this Section 5(e) to the contrary, in the event that (i) the Corporation enters into a definitive agreement providing for a merger, business combination or similar transaction, a sale, exchange or lease of all or substantially all of its assets, or other change of control transaction; (ii) any person unaffiliated with TCG or any controlled affiliate of TCG commences a tender offer or exchange offer that would result in a change of control of the Corporation and the Board either accepts such offer or fails to recommend that that the stockholders of the Corporation reject such offer within ten (10) business days from the date of commencement of such offer; (iii) the Board resolves to engage in a formal process which is intended to result in a transaction which, if consummated, would constitute a change of control transaction, or (iv) the Corporation becomes subject to any voluntary or, if not dismissed within thirty (30) days, involuntary reorganization or restructuring process, proposal or petition under applicable laws relating to bankruptcy, insolvency or the protection of creditors generally, then, in each case, this Section 5(e) shall cease to apply effective upon the occurrence of such event.

Section 6              Termination.  This Agreement shall terminate upon the earliest to occur of any one of the following events:

(a)          the TCG Related Parties ceasing to own any shares of Class A Common Stock or other equity securities of the Corporation;

(b)          the TCG Related Parties ceasing to have any Director designation rights under Section 1;

(c)          as provided pursuant to Section 20; and

(d)          the unanimous written consent of the parties hereto.

Notwithstanding the foregoing, nothing in this Agreement shall modify, limit or otherwise affect, in any way, any and all rights to indemnification, exculpation and/or contribution owed by any of the parties hereto, to the extent arising out of or relating to events occurring prior to the date of termination of this Agreement or the date the rights and obligations of such party under this Agreement terminates in accordance with this Section 6.

Section 7              Definitions.  As used in this Agreement, any term that it is not defined herein, shall have the following meanings:

“Board” means the board of directors of the Corporation.

“Bylaws” means the amended and restated bylaws of the Corporation, as the same may be further amended, restated, amended and restated or otherwise modified from time to time.

“Change of Control” means any transaction or series of related transactions, in each case, to the extent within the reasonable control of the Corporation, (i) in which any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) that includes TCG or any affiliate of TCG acquires, directly or indirectly, in excess of fifty percent (50%) of the then outstanding shares of any class of capital stock (or equivalent) of the Corporation, FAH LLC or any of their respective Subsidiaries (whether by merger, consolidation, sale or transfer of capital stock or partnership, membership or other equity interests, tender offer, exchange offer, reorganization, recapitalization or otherwise) or (ii) following which any “person” or “group” referred to in clause (i) hereof has the direct or indirect power to elect a majority of the members of the Board or to replace the Corporation as the sole manager of FAH LLC (or to add another Person as a co-manager of FAH LLC).

“Charter” means the amended and restated certificate of incorporation of the Corporation, effective as of November 1, 2017, as the same has been and may be further amended, restated, amended and restated or otherwise modified from time to time.

“Class B Common Stock” means the shares of Class B common stock, par value $0.0001 per share, of the Corporation.

“Common Unit” has the meaning set forth in the LLC Agreement.

“Covered Person” has the meaning set forth in the Bylaws.

“DGCL” means the General Corporation Law of the State of Delaware.

“Director” means a member of the Board.

“Effective Time” has the meaning set forth in the recitals to this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of FAH LLC, dated as of November 1, 2017, as the same has been or may be further amended, restated, amended and restated or otherwise modified from time to time.

“Necessary Action” means, with respect to a specified result, all commercially reasonable actions required to cause such result that are within the power of a specified Person, including (i) voting or providing a written consent or proxy with respect to the equity securities owned by the Person obligated to undertake the necessary action, (ii) voting in favor of the adoption of stockholders’ resolutions and amendments to the organizational documents of the Corporation, (iii) executing agreements and instruments, and (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Nominating and Corporate Governance Committee” means the nominating and corporate governance committee of the Board or any committee of the Board authorized to perform the function of recommending to the Board the nominees for election as Directors or nominating the nominees for election as Directors.

“Person” means any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity or organization, including a government or any subdivision or agency thereof.

“Preferred Stock” means the shares of preferred stock, par value $0.0001 per share, of the Corporation.

“Securities Laws” means the Securities Act of 1933, as amended, and the Exchange Act, and the rules promulgated thereunder.

“Sponsor Person” has the meaning set forth in Section 18 of this Agreement.

“Subsidiary” means with respect to any Person, any corporation, limited liability company, partnership, association, trust or other form of legal entity, of which (a) such first Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions, or (b) such first Person is a general partner or managing member (excluding partnerships in which such Person or any Subsidiary thereof does not have a majority of the voting interests in such partnership).

“TCG Related Parties” means TCG and any affiliate of TCG to which TCG transfers Class A Common Stock.

“Underlying Class A Shares” means all shares of Class A Common Stock issuable upon redemption of Common Units, assuming all such Common Units are redeemed for Class A Common Stock on a one-for-one basis.

Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the word “including” shall mean “including, without limitation”; (vi) each defined term has its defined meaning throughout this Agreement, whether the definition of such term appears before or after such term is used; and (vii) the word “or” shall be disjunctive but not exclusive.  References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.  References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

Section 8              Choice of Law and Venue; Waiver of Right to Jury Trial.

(a)         THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE.  EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF THIS AGREEMENT, THE NON-BREACHING PARTY WOULD BE IRREPARABLY HARMED AND COULD NOT BE MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY, THE PARTIES SHALL BE ENTITLED TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE.  THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OF A DELAWARE FEDERAL OR STATE COURT, OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SUCH A JUDGMENT, IN ANY OTHER APPROPRIATE JURISDICTION.

(b)        IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (1) AGREE UNDER ALL CIRCUMSTANCES ABSOLUTELY AND IRREVOCABLY TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE, OR IF (AND ONLY IF) SUCH COURT FINDS IT LACKS SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE (COMPLEX COMMERCIAL DIVISION), OR IF UNDER APPLICABLE LAW, SUBJECT MATTER JURISDICTION OVER THE MATTER THAT IS THE SUBJECT OF THE ACTION OR PROCEEDING IS VESTED EXCLUSIVELY IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND APPELLATE COURTS FROM ANY THEREOF, WITH RESPECT TO ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY; (2) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF ANY SUCH COURT DESCRIBED IN CLAUSE (1) OF THIS SECTION 8(B) AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE WITH THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS; (3) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN ANY INCONVENIENT FORUM; (4) AGREE TO WAIVE ANY RIGHTS TO A JURY TRIAL TO RESOLVE ANY DISPUTES OR CLAIMS RELATING TO THIS AGREEMENT; (5) AGREE TO SERVICE OF PROCESS IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF TO SUCH PARTY AT ITS ADDRESS SET FORTH HEREIN FOR COMMUNICATIONS TO SUCH PARTY; (6) AGREE THAT ANY SERVICE MADE AS PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (7) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 9             Notices.  Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by facsimile, or by electronic mail, or first class mail, or by Federal Express or other similar courier or other similar means of communication, as follows:

(a)          If to TCG or the TCG Related Parties, addressed as follows:

c/o TCG Capital Management, LP
12180 Millennium Drive, Suite 500
Playa Vista, CA 90094
Attention:	Corporate Legal Department
Email:	corporate.legal@tcg.co

with a copy (which copy shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
2029 Century Park East Suite 4000
Los Angeles, CA 90067-3026
Attention:	Ari Lanin
Chris Harding
Email:	ALanin@gibsondunn.com
CRHarding@gibsondunn.com

(b)          If to the Corporation, addressed as follows:

Funko, Inc.
2802 Wetmore Avenue
Everett, Washington 98201
Telephone: (425) 261-0457
Attn: Tracy Daw, Chief Legal Officer and Secretary
E-mail: tracy@funko.com

with a copy (which copy shall not constitute notice) to:

Latham & Watkins LLP
1271 Avenue of the Americas
New York, New York 10020
Attn: Marc Jaffe
Ian Schuman
Benjamin Cohen
Facsimile: (212) 751-4864
E-mail: marc.jaffe@lw.com; ian.schuman@lw.com; benjamin.cohen@lw.com or, in each case, to such other address or email address as such party may designate in writing to each party by written notice given in the manner specified herein. All such communications shall be deemed to have been given, delivered or made when so delivered by hand or sent by facsimile (with confirmed transmission), on the next business day if sent by overnight courier service (with confirmed delivery) or when received if sent by first class mail, or in the case of notice by electronic mail, when the relevant email enters the recipient’s server.

Section 10            Assignment.  Except as otherwise provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto.  This Agreement may not be assigned (by operation of law or otherwise) without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, will be null and void; provided, however, that TCG is permitted to assign this Agreement to its affiliates in connection with a transfer of the Class A Common Stock to such affiliate.  TCG shall cause any such affiliate to become a party to this Agreement and to be bound by the terms of this Agreement to the same extent as TCG.

Section 11           Amendment and Modification. Waiver of Compliance.  This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed on behalf of each of the Corporation and TCG. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 12           Waiver.  No failure on the part of any party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

Section 13           Severability.  If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

Section 14           Counterparts.  This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile, each of which may be executed by less than all parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

Section 15           Further Assurances.  At any time or from time to time after the date hereof, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the provisions of this Agreement and to otherwise carry out the intent of the parties hereunder. Without limitation to the foregoing, in the event that either party hereto discovers any error with respect to the information regarding the Corporation’s capitalization that was provided to TCG by the Corporation immediately prior to the execution of this Agreement, the parties hereto agree to cooperate with each other in good faith to promptly execute an amendment to this Agreement proportionately adjusting the percentage thresholds set forth in Section 1 and Section 4 to account for such error.

Section 16           Titles and Subtitles.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

Section 17            Representations and Warranties.

(a)         TCG and each transferee of TCG who becomes a party to this Agreement after the date hereof, severally and not jointly and solely with respect to itself, represents and warrants to the Corporation as of the time such party becomes a party to this Agreement that (i) if applicable, it is duly authorized to execute, deliver and perform this Agreement; (ii) this Agreement has been duly executed by such party and is a valid and binding agreement of such party, enforceable against such party in accordance with its terms; and (iii) the execution, delivery and performance by such party of this Agreement does not violate or conflict with or result in a breach of or constitute (or with notice or lapse of time or both constitute) a default under any agreement to which such party is a party or, if applicable, the organizational documents of such party.

(b)         The Corporation represents and warrants to TCG that (i) the Corporation is duly authorized to execute, deliver and perform this Agreement; (ii) this Agreement has been duly authorized, executed and delivered by the Corporation and is a valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms; and (iii) the execution, delivery and performance by the Corporation of this Agreement does not violate or conflict with or result in a breach by the Corporation of or constitute (or with notice or lapse of time or both constitute) a default by the Corporation under the Charter or Bylaws, any existing applicable law, rule, regulation, judgment, order, or decree of any governmental authority exercising any statutory or regulatory authority of any of the foregoing, domestic or foreign, having jurisdiction over the Corporation or any of its Subsidiaries or any of their respective properties or assets, or any agreement or instrument to which the Corporation or any of its Subsidiaries is a party or by which the Corporation or any of its Subsidiaries or any of their respective properties or assets may be bound. The Corporation acknowledges and agrees that the rights of the TCG Related Parties set forth in this Agreement, including in Section 4, are an essential and material term of this Agreement and further acknowledges that TCG relied upon each of such rights in connection with entering into the Stock Purchase Agreement and the Transaction and is relying on each of such rights in connection with entering into this Agreement.

Section 18          Primary Indemnification.Notwithstanding anything contained herein to the contrary, the Corporation agrees that any indemnification and advancement of expenses available from TCG or any investment fund that is an affiliate of TCG, as applicable, to any current or former Covered Person who was appointed to serve as a director of the Corporation by virtue of such Person’s service as a member, director, partner or employee of TCG or any such fund prior to or following the Effective Time (any such person, a “Sponsor Person”) shall be secondary to the indemnification and advancement of expenses to be provided by the Corporation pursuant to Article VI of the Bylaws, Article XI of the Charter or any other indemnification or advancement of expenses to be provided by the Corporation in such Covered Person’s capacity as a Director. The Corporation (i) shall be the primary indemnitor of first resort for such Sponsor Person and (ii) shall be fully responsible for the advancement of all expenses and the payment of all damages or liabilities with respect to such Sponsor Person.

Section 19            No Strict Construction.  This Agreement shall be deemed to be collectively prepared by the parties hereto, and no ambiguity herein shall be construed for or against any party based upon the identity of the author of this Agreement or any provision hereof.

Section 20           Conditional Effectiveness.  Notwithstanding anything to the contrary herein, continued effectiveness of this Agreement shall be subject to and conditioned upon occurrence of the Closing (as defined in the Stock Purchase Agreement). In the event the Stock Purchase Agreement is terminated in accordance with Section 5 thereof, this Agreement shall automatically terminate in its entirety with no further liability to any party hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

FUNKO, INC.

By:	/s/ Andrew Perlmutter
Name: Andrew Perlmutter
Title: Chief Executive Officer

[Signature Page to Stockholders Agreement]

TCG 3.0 FUJI, LP

By:	/s/ Jesse Jacobs
Name: Jesse Jacobs
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

Exhibit A
Form of Charter Amendments

[See attached.]

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

FUNKO, INC.

Funko, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The original Certificate of Incorporation of the Corporation was filed with the Office of the Secretary of State of the State of Delaware on April 21, 2017 (the “Original Certificate of Incorporation”).

2. The Original Certificate of Incorporation of the Corporation was amended and restated (the “Existing Certificate of Incorporation”) on November 1, 2017 (the “Effective Time”).

3. The Corporation is filing this Amended and Restated Certificate of Incorporation of the Corporation (the “Amended and Restated Certificate of Incorporation”), which restates, integrates and further amends the Existing Certificate of Incorporation, as heretofore amended, and which was duly adopted by all necessary action of the board of directors of the Corporation (the “Board of Directors”) and the stockholders of the Corporation in accordance with the provisions of Sections 242, 245 and 228 of the General Corporation Law of the State of Delaware (the “DGCL”).

4. The text of the Existing Certificate of Incorporation is hereby amended and restated in its entirety by this Amended and Restated Certificate of Incorporation to read in full as follows:

ARTICLE I.

The name of the corporation is Funko, Inc.

ARTICLE II.

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, Delaware, 19808, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III.

The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by it is to engage in any lawful act or activity for which corporations may be organized under the DGCL, including, without limitation, (i) investing in securities of Funko Acquisition Holdings, L.L.C., a Delaware limited liability company, or any successor entities thereto (“FAH LLC”) and any of its subsidiaries, (ii) exercising all rights, powers, privileges and other incidents of ownership or possession with respect to the Corporation’s assets, including managing, holding, selling and disposing of such assets and (iii) engaging in any other activities incidental or ancillary thereto.

ARTICLE IV.

Section 4.1 Authorized Stock. The total number of shares of all classes of stock that the Corporation is authorized to issue is two hundred and seventy million (270,000,000), consisting of:

(a) Two hundred million (200,000,000) shares of Class A common stock, with a par value of $0.0001 per share (the “Class A Common Stock”);

(b) Fifty million (50,000,000) shares of Class B common stock, with a par value of $0.0001 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”); and

(c) Twenty million (20,000,000) shares of preferred stock, with a par value of $0.0001 per share (the “Preferred Stock”).

Section 4.2 Preferred Stock. The Board of Directors is authorized, subject to any limitations prescribed by law or by that certain stockholders agreement, dated as of May 3, 2022, by and among the Corporation and TCG (as it may be amended from time to time in accordance with its terms, the “Stockholders Agreement”), to provide, out of the unissued shares of Preferred Stock, for the issuance of shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series and to fix the powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the authority to fix or alter the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking and purchase fund provisions), the redemption price or prices, restrictions on the issuance of shares of such series, the dissolution preferences and the rights in respect to any distribution of assets of any wholly unissued series of Preferred Stock and the number of shares constituting any such series, and the designation thereof, or any of them and to increase or decrease the number of shares of any series so created (except where otherwise provided in the Preferred Stock Designation), subsequent to the issue of that series but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. There shall be no limitation or restriction on any variation between any of the different series of Preferred Stock as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of Preferred Stock may vary in any and all respects as fixed and determined by the resolution or resolutions of the Board of Directors or by a committee of the Board of Directors, providing for the issuance of the various series of Preferred Stock.

Section 4.3 Number of Authorized Shares. Subject to any limitations prescribed by the Stockholders Agreement, the number of authorized shares of any of the Class A Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of stock of the Corporation entitled to vote thereon, without a separate vote of any holders of the Class A Common Stock, Class B Common Stock or Preferred Stock, or of any series thereof, unless a separate vote of any such holders is required pursuant to the terms of any Preferred Stock Designation, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Section 4.4 Common Stock. The powers, preferences and rights of the Class A Common Stock and the Class B Common Stock, and the qualifications, limitations or restrictions thereof are as follows:

(a) Voting Rights. Except as otherwise required by law,

(i) Each share of Class A Common Stock shall entitle the record holder thereof as of the applicable record date to one (1) vote per share in person or by proxy on all matters submitted to a vote of the holders of Class A Common Stock, whether voting separately as a class or otherwise.

(ii) Each share of Class B Common Stock shall entitle the record holder thereof as of the applicable record date to one (1) vote per share in person or by proxy on all matters submitted to a vote of the holders of Class B Common Stock, whether voting separately as a class or otherwise.

(iii) Except as otherwise required in this Amended and Restated Certificate of Incorporation or by applicable law, the holders of shares of Common Stock shall vote together as a single class (or, if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of Preferred Stock) on all matters submitted to a vote of stockholders of the Corporation.

(b) Dividends and Distributions. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Class A Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Class A Common Stock out of the assets or funds of the Corporation that are by law available therefor, at such times and in such amounts as the Board of Directors in its discretion shall determine. Dividends shall not be declared or paid on the Class B Common Stock.

(c) Liquidation Rights. In the event of liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and after making provisions for preferential and other amounts, if any, to which the holders of Preferred Stock shall be entitled, the remaining assets and funds of the Corporation available for distribution shall be divided among and paid ratably to the holders of all outstanding shares of Class A Common Stock and Class B Common Stock in proportion to the number of shares held by each such stockholder; provided, that the holders of shares of Class B Common Stock shall be entitled to receive $0.0001 per share, and upon receiving such amount, the holders of shares of Class B Common Stock, as such, shall not be entitled to receive any other assets or funds of the Corporation. A consolidation, reorganization or merger of the Corporation with any other Person or Persons (as defined below), or a sale of all or substantially all of the assets of the Corporation, shall not be considered to be a dissolution, liquidation or winding up of the Corporation within the meaning of this Section 4.4(c).

(d) Class B Common Stock.

(i) Shares of Class B Common Stock may be issued only to, and registered in the name of, the Existing Owners (as defined below), their respective successors and assigns as well as their respective transferees in accordance with Section 4.5 (including all subsequent successors, assigns and Permitted Transferees (as defined below)) (the Existing Owners together with such persons, collectively, the “Permitted Class B Owners”). As used in this Amended and Restated Certificate of Incorporation, “Existing Owner” means each of the holders of Common Units (as defined below) of FAH LLC, or any successor entities thereto, as set forth on Schedule A hereto.

(ii) The Corporation shall, to the fullest extent permitted by law, undertake all necessary and appropriate action to ensure that the number of shares of Class B Common Stock issued by the Corporation at any time to any Permitted Class B Owner shall be equal to the aggregate number of Common Units (other than Common Units issuable upon the exercise of any options, or Common Units that are subject to contractual vesting pursuant to individuals arrangements) held of record by such Permitted Class B Owner in accordance with Article VI, as applicable. As used in this Amended and Restated Certificate of Incorporation, “Common Unit” means a membership interest in FAH LLC, authorized and issued under the Second Amended and Restated Limited Liability Company Agreement of FAH LLC, dated as of November 1, 2017, as has been and may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “LLC Agreement”), and constituting a “Common Unit” as defined in such LLC Agreement.

(iii) From and after the Effective Time, additional shares of Class B Common Stock may be issued only to, and registered in the name of, the Permitted Class B Owners in accordance with Article VI and the aggregate number of shares of Class B Common Stock following any such issuance registered in the name of each such Permitted Class B Owner must be equal to the aggregate number of Common Units (other than Common Units issuable upon the exercise of any options, or Common Units that are subject to contractual vesting pursuant to individuals arrangements) held of record by such Permitted Class B Owner under the LLC Agreement as set forth in Section 4.4(d)(ii).

(iv) In the event that (1) the Corporation undergoes a merger, consolidation or other business transaction in which shares of Common Stock are exchanged for or converted into other stock or securities, or the right to receive cash and/or any other property, other than a merger or consolidation that would result in the shares of Common Stock, Preferred Stock and/or any other class or classes of capital stock of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than fifty percent (50%) of the combined voting power of the shares of capital stock of such surviving or resulting entity outstanding immediately after such merger or consolidation, or (2) there is any tender or exchange offer by any third party to acquire shares of Class B Common Stock, then the holders of shares of Class B Common Stock shall be entitled to receive $0.0001 per share of Class B Common Stock, and upon receiving such amount, the holders of shares of Class B Common Stock, as such, shall not be entitled to receive any other assets or funds with respect to the Class B Common Stock.

Section 4.5 Transfer of Class B Common Stock.

(a) A holder of Class B Common Stock may surrender shares of Class B Common Stock to the Corporation for no consideration at any time. Following the surrender of any shares of Class B Common Stock to the Corporation, the Corporation will take all actions necessary to retire such shares and such shares shall not be re-issued by the Corporation.

(b) Except as set forth in Section 4.5(a), a holder of Class B Common Stock may transfer or assign shares of Class B Common Stock (or any legal or beneficial interest in such shares) to any transferee or assignee only to the extent permitted by the LLC Agreement (a “Permitted Transfer” and a holder of Class B Common Stock pursuant to a Permitted Transfer, a “Permitted Transferee”) and only if such holder also simultaneously transfers an equal number of such holder’s Common Units to such transferee in compliance with the LLC Agreement. The transfer restrictions described in this Section 4.5(b) are referred to as the “Restrictions”.

(c) Any purported transfer of shares of Class B Common Stock in violation of the Restrictions shall be null and void. If, notwithstanding the Restrictions, a Person shall, voluntarily or involuntarily, purportedly become or attempt to become, the purported owner (“Purported Owner”) of shares of Class B Common Stock in violation of the Restrictions, then the Purported Owner shall not obtain any rights in and to such shares of Class B Common Stock (the “Restricted Shares”), and the purported transfer of the Restricted Shares to the Purported Owner shall not be recognized by the Corporation, the Corporation’s transfer agent (the “Transfer Agent”) or the Secretary of the Corporation, as determined by the Board of Directors and each Restricted Share shall, to the fullest extent permitted by law, automatically, without any further action on the part of the Corporation, the holder thereof, or any other party, lose all voting rights as set forth herein and become a non-voting share.

(d) Upon a determination by the Board of Directors that a Person has attempted or may attempt to transfer or to acquire Restricted Shares in violation of the Restrictions, the Board of Directors may take such action as it deems advisable to refuse to give effect to such transfer or acquisition on the books and records of the Corporation, including without limitation to cause the Transfer Agent or the Secretary of the Corporation, as applicable, to not record the Purported Owner as the record owner of the Restricted Shares, and to institute proceedings to enjoin or rescind any such transfer or acquisition.

(e) The Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind, by bylaw or otherwise, regulations and procedures not inconsistent with the provisions of this Section 4.5 for determining whether any transfer or acquisition of shares of Class B Common Stock would violate the Restrictions and for the orderly application, administration and implementation of the provisions of this Section 4.5. Any such procedures and regulations shall be kept on file with the Secretary of the Corporation and with its Transfer Agent and shall be made available for inspection by any prospective transferee and, upon written request, shall be mailed to holders of shares of Class B Common Stock.

(f) The Board of Directors shall have all powers necessary to implement the Restrictions, including without limitation the power to prohibit the transfer of any shares of Class B Common Stock on the books and records of the Corporation in violation thereof.

Section 4.6 Certificates. All certificates or book entries representing shares of Class B Common Stock shall bear a legend substantially in the following form (or in such other form as the Board of Directors may determine):

THE SECURITIES REPRESENTED BY THIS [CERTIFICATE][BOOK ENTRY] ARE SUBJECT TO THE RESTRICTIONS (INCLUDING RESTRICTIONS ON TRANSFER) SET FORTH IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION AND SHALL BE PROVIDED FREE OF CHARGE TO ANY STOCKHOLDER MAKING A REQUEST THEREFOR).

Section 4.7 Fractions. The Common Stock may be issued and transferred in fractions of a share which shall entitle the holder to exercise voting rights and to have the benefit of all other rights of holders of Common Stock. Subject to the Restrictions, holders of shares of Common Stock shall be entitled to transfer fractions thereof and the Corporation shall, and shall cause the Transfer Agent to, facilitate any such transfers, including by issuing certificates or making book entries representing any such fractional shares. For all purposes of this Amended and Restated Certificate of Incorporation, all references to Common Stock or any share thereof (whether in the singular or plural) shall be deemed to include references to any fraction of a share of Common Stock.

Section 4.8 Amendment. Except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL.

ARTICLE V.

The Corporation shall at all times reserve and keep available out of its authorized but unissued shares or other securities at least as many shares or other securities equal to the sum of (i) the number of Common Units held by the holders of Common Units (other than the Corporation and any direct or indirect majority-owned subsidiary of the Corporation, including, without limitation, the Blockers (as defined in the LLC Agreement)) plus (ii) the number of Common Units issuable by FAH LLC in connection with the exercise or conversion of any equity securities (including without limitation warrants, options and rights) issued by FAH LLC that are convertible or exercisable or exchangeable for Common Units.

ARTICLE VI.

Section 6.1 Common Units and Common Stock Ratio. The Corporation shall, to the fullest extent permitted by law, undertake all actions, including, without limitation, a reclassification, dividend, division or recapitalization, with respect to:

(a) the shares of Class A Common Stock necessary to maintain at all times a one-to-one ratio between the number of Common Units owned by the Corporation and the number of outstanding shares of Class A Common Stock, disregarding, for purposes of maintaining the one-to-one ratio, (i) shares of Class A Common Stock issuable pursuant to awards granted under the Corporation’s 2017 Incentive Award Plan (the “2017 Incentive Award Plan”), and any other stock incentive plan adopted by the Corporation from time to time, that have not vested thereunder, (ii) treasury stock, or (iii) Preferred Stock or other debt or equity securities (including without limitation warrants, options and rights) issued by the Corporation that are convertible or exercisable or exchangeable for Class A Common Stock (except to the extent such securities have been converted, exercised or exchanged for Class A Common Stock and the net proceeds from such other securities, including without limitation any exercise or purchase price payable upon conversion, exercise or exchange thereof, has been contributed by the Corporation to the equity capital of FAH LLC).

(b) the shares of Class B Common Stock necessary to maintain at all times a one-to-one ratio between the number of Common Units (other than Common Units issuable upon the exercise of any options, or Common Units that are subject to contractual vesting pursuant to individuals arrangements) owned by all Permitted Class B Owners and the number of outstanding shares of Class B Common Stock owned by all Permitted Class B Owners.

Section 6.2 Common Units and Common Stock Ratio upon a Stock Split. The Corporation shall not undertake or authorize any subdivision (by any stock split, stock dividend, reclassification, recapitalization or similar event) or combination (by reverse stock split, reclassification, recapitalization or similar event) of (i) the Class A Common Stock that is not accompanied by an identical subdivision or combination of the Common Units to maintain at all times a one-to-one ratio between the number of Common Units owned by the Corporation and the number of outstanding shares of Class A Common Stock, unless such action is necessary to maintain at all times a one-to-one ratio between the number of Common Units owned by the Corporation and the number of outstanding shares of Class A Common Stock; or (ii) the Class B Common Stock that is not accompanied by an identical subdivision or combination of the Common Units to maintain at all times, subject to the provisions of this Amended and Restated Certificate of Incorporation, a one-to-one ratio between the number of Common Units (other than Common Units issuable upon the exercise of any options, or Common Units that are subject to contractual vesting pursuant to individuals arrangements) owned by all Permitted Class B Owners and the number of outstanding shares of Class B Common Stock owned by all Permitted Class B Owners, unless, such action is necessary to maintain at all times a one-to-one ratio between the number of Common Units owned by all Permitted Class B Owners and the number of outstanding shares of Class B Common Stock owned by all Permitted Class B Owners.

Section 6.3 Common Units and Class A Common Stock Ratio upon a Sale or Repurchase. The Corporation shall not issue, transfer or deliver from treasury stock or repurchase shares of Class A Common Stock unless in connection with any such issuance, transfer, delivery or repurchase the Corporation takes or authorizes all requisite action such that, after giving effect to all such issuances, transfers, deliveries or repurchases, the number of Common Units owned by the Corporation will equal on a one-for-one basis the number of outstanding shares of Class A Common Stock, disregarding, for purposes of maintaining the one-to-one ratio, (i) shares of Class A Common Stock issuable pursuant to awards granted under the 2017 Incentive Award Plan, and any other stock incentive plan adopted by the Corporation from time to time, that have not vested thereunder, (ii) treasury stock or (iii) Preferred Stock or other debt or equity securities (including without limitation warrants, options and rights) issued by the Corporation that are convertible or exercisable or exchangeable for Class A Common Stock (except to the extent such securities have been converted, exercised or exchanged for Class A Common Stock and the net proceeds from such other securities, including without limitation any exercise or purchase price payable upon conversion, exercise or exchange thereof, has been contributed by the Corporation to the equity capital of FAH LLC). The Corporation shall not issue, transfer or deliver from treasury stock or repurchase or redeem shares of Preferred Stock unless in connection with any such issuance, transfer, delivery, repurchase or redemption the Corporation takes all requisite action such that, after giving effect to all such issuances, transfers, repurchases or redemptions, the Corporation holds (in the case of any issuance, transfer or delivery) or ceases to hold (in the case of any repurchase or redemption) equity interests in FAH LLC which (in the good faith determination by the Board of Directors) are in the aggregate substantially equivalent in all respects to the outstanding Preferred Stock so issued, transferred, delivered, repurchased or redeemed.

Section 6.4 Common Units and Class A Common Stock Ratio upon a Merger. Unless otherwise consented to in writing by a majority of the Permitted Class B Owners, the Corporation shall not consolidate, merge, combine or consummate any other transaction (other than an action or transaction for which an adjustment is provided in one of the preceding paragraphs of this Article VI or in Article IV) in which shares of Class A Common Stock are exchanged for or converted into other stock or securities, or the right to receive cash and/or any other property (a “Transaction”), unless in connection with any such Transaction each Common Unit that is redeemable by the holder thereof pursuant to the terms of the LLC Agreement for, at the option of the Corporation, a share of Class A Common Stock or a cash payment, shall be entitled to be exchanged for or converted into (without duplication of any corresponding share of Class A Common Stock which the Corporation may elect to issue upon a redemption of such Common Unit by the holder thereof) the same kind and amount of stock or securities, cash and/or any other property, as the case may be, into which or for which each share of Class A Common Stock is exchanged or converted (such stock or securities, cash and/or property shall be referred to herein as the “Consideration”), to maintain at all times a one-to-one ratio between (x) the Consideration issuable in such Transaction in exchange for or conversion of one share of Class A Common Stock and (y) the Consideration issuable in such Transaction in exchange for or conversion of one Common Unit.

ARTICLE VII.

The Board of Directors is expressly authorized to adopt, amend and repeal the bylaws of the Corporation (the “Bylaws”) and shall do so in accordance with the Stockholders Agreement.

ARTICLE VIII.

Section 8.1 Ballot. Elections of the directors comprising the Board of Directors (each such director, in such capacity, a “Director”) need not be by written ballot unless the Bylaws shall so provide.

Section 8.2 Number and Terms of the Board of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of Directors shall be fixed from time to time exclusively by resolutions adopted by the Board of Directors; provided, that for as long as the Stockholders Agreement is in effect, the number of Directors shall never be less than the aggregate number of Directors that the TCG Related Parties are entitled to designate from time to time pursuant to Section 1 thereof.

Section 8.3 Newly Created Directorships and Vacancies. Except as otherwise required by law and subject to the Stockholders Agreement (for so long as it remains in effect) and the separate rights of the holders of any series of Preferred Stock then outstanding, unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from the death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the Directors then in office, though less than a quorum, or by a sole remaining Director entitled to vote thereon, and not by the stockholders. Subject to the Stockholders Agreement, any Director so chosen shall hold office until the next election of the class for which such Director shall have been chosen and until his successor shall be elected and qualified.

Section 8.4 Removal for Cause. Subject to the rights of the holders of any series of Preferred Stock then outstanding and subject to the rights of the TCG Related Parties to request that one or more of their designated Directors tender their resignations, with or without cause, pursuant to the Stockholders Agreement, for as long as this Amended and Restated Certificate of Incorporation provides for a staggered Board of Directors, any Director, or the entire Board of Directors, may otherwise be removed only for cause, at a meeting called for that purpose.

Section 8.5 Staggered Board. At and after the Effective Time, the Directors shall be classified, with respect to the time for which they shall hold their respective offices, by dividing them into three (3) classes, with each Director then in office to be designated as a Class I Director, a Class II Director or a Class III Director, with each class to be apportioned as nearly equal in number as possible. Directors shall be assigned to each class in accordance to a resolution or resolutions adopted by the Board of Directors. The initial Class I Directors served for a term expiring at the first annual meeting of stockholders of the Corporation following the Effective Time; the initial Class II Directors served for a term expiring at the second annual meeting of stockholders following the Effective Time; and the initial Class III Directors served for a term expiring at the third annual meeting of stockholders following the Effective Time. At each annual meeting of stockholders beginning with the first annual meeting of stockholders following the Effective Time, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the third annual meeting of stockholders to be held following their election, with each Director in each such class to hold office until his or her successor is duly elected and qualified, subject to such Director’s earlier death, resignation or removal in accordance with Section 8.4 of this Amended and Restated Certificate of Incorporation. Subject to the Stockholders Agreement, the Board of Directors is authorized to assign each Director to Class I, Class II or Class III. Without limitation to the rights of the stockholders party to the Stockholders Agreement, the provisions of this Section 8.5 are subject to the rights of the holders of any class or series of Preferred Stock to elect directors.

Section 8.6 Notice. Advance notice of stockholder nominations for election of Directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws.

ARTICLE IX.

Subject to the rights of any series of Preferred Stock permitting the holders of such series of Preferred Stock to act by written consent, and except as provided in Section 6.4, any action required or permitted to be taken by stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting.

ARTICLE X.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, that the affirmative vote of the holders of Common Stock and Preferred Stock then outstanding representing sixty-six and two-thirds percent (66 2/3%) (the “Supermajority”) or more of the votes which all the holders of Common Stock and Preferred Stock would be entitled to cast in any election of directors shall be required to amend, alter, change or repeal or to adopt any provision contained in this Amended and Restated Certificate of Incorporation; provided, further, that any amendment to this Amended and Restated Certificate of Incorporation that gives holders of the Class B Common Stock (i) any rights to receive dividends or any other kind of distribution, (ii) any right to convert into or be exchanged for Class A Common Stock or (iii) any other economic rights shall, in addition to the affirmative Supermajority vote, be effective only upon the affirmative vote of the holders of a majority of shares of Class A Common Stock voting separately as a class. If any provision or provisions of this Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any Person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any sentence of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other Persons and circumstances shall not in any way be affected or impaired thereby.

ARTICLE XI.

The Corporation is authorized to indemnify, and to advance expenses to, each current or former Director, officer, employee or agent of the Corporation to the fullest extent permitted by Section 145 of the DGCL. To the fullest extent permitted by the DGCL, no Director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable. No amendment to, or modification or repeal of, this Article XI shall adversely affect any right or protection of a Director or of any officer, employee or agent of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, modification or repeal.

ARTICLE XII.

Section 12.1 Corporate Opportunity. To the fullest extent permitted by the laws of the State of Delaware and in accordance with Section 122(17) of the DGCL, (a) the Corporation hereby renounces all interest and expectancy that it otherwise would be entitled to have in, and all rights to be offered an opportunity to participate in, any business opportunity that from time to time may be presented to (i) any Director, (ii) any stockholder, officer or agent of the Corporation, or (iii) any Affiliate of any Person identified in the preceding clause (i) or (ii), but in each case excluding any such Person in its capacity as an employee, executive officer or Director of the Corporation or its subsidiaries; (b) no stockholder and no Director, in each case, that is not an employee, executive officer of the Corporation or its subsidiaries, will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which the Corporation or its subsidiaries from time to time is engaged or proposes to engage or (ii) otherwise competing, directly or indirectly, with the Corporation or any of its subsidiaries; and (c) if any stockholder or any Director, in each case, that is not an employee or executive officer of the Corporation or its subsidiaries, acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity both for such stockholder or such Director or any of their respective Affiliates, on the one hand, and for the Corporation or its subsidiaries, on the other hand, such stockholder or Director shall have no duty to communicate or offer such transaction or business opportunity to the Corporation or its subsidiaries and such stockholder or Director may take any and all such transactions or opportunities for itself or offer such transactions or opportunities to any other Person. The preceding sentence of this Article XII shall not apply to any potential transaction or business opportunity that is expressly offered to a Director, executive officer or employee of the Corporation or its subsidiaries, solely in his or her capacity as a Director, executive officer or employee of the Corporation or its subsidiaries.

Section 12.2 Corporate Opportunity. To the fullest extent permitted by the laws of the State of Delaware, no potential transaction or business opportunity may be deemed to be a corporate opportunity of the Corporation or its subsidiaries unless (a) the Corporation or its subsidiaries would be permitted to undertake such transaction or opportunity in accordance with this Amended and Restated Certificate of Incorporation, (b) the Corporation or its subsidiaries at such time have sufficient financial resources to undertake such transaction or opportunity, (c) the Corporation or its subsidiaries have an interest or expectancy in such transaction or opportunity and (d) such transaction or opportunity would be in the same or similar line of business in which the Corporation or its subsidiaries are then engaged or a line of business that is reasonably related to, or a reasonable extension of, such line of business.

Section 12.3 Liability. No stockholder and no Director will be liable to the Corporation or its subsidiaries or stockholders for breach of any duty (contractual or otherwise) solely by reason of any activities or omissions of the types referred to in this Article XII, except to the extent such actions or omissions are in breach of this Article XII.

ARTICLE XIII.

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall, to the fullest extent permitted by law, be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, this Amended and Restated Certificate of Incorporation, the Bylaws or as to which the DGCL confers exclusive jurisdiction on the Court of Chancery, or (iv) any action asserting a claim governed by the internal affairs doctrine. Any Person purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XIII.

ARTICLE XIV.

Section 14.1 Section 203 of the DGCL. The Corporation expressly elects not to be governed by Section 203 of the DGCL and the restrictions and limitations set forth therein.

Section 14.2 Interested Stockholder Transactions. Notwithstanding anything to the contrary set forth in this Amended and Restated Certificate of Incorporation, the Corporation shall not engage in any Business Combination (as defined below) at any point in time at which the Corporation’s Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, with any Interested Stockholder (as defined below) for a period of three years following the time that such stockholder became an Interested Stockholder, unless (and subject in all events to any limitations prescribed by the Stockholders Agreement):

(a) prior to such time that such stockholder became an Interested Stockholder, the Board of Directors approved either the Business Combination or the transaction which resulted in such stockholder becoming an Interested Stockholder; or

(b) at or subsequent to such time that such stockholder became an Interested Stockholder, the Business Combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of capital stock of the Corporation which is not owned by such Interested Stockholder.

Section 14.3 Definitions. As used in this Amended and Restated Certificate of Incorporation, the following terms shall have the following meaning:

(a) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person;

(b) “Associate,” when used to indicate a relationship with any Person, means: (i) any corporation, partnership, unincorporated association or other entity of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of shares of voting stock of the Corporation; (ii) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person.

(c) “Business Combination” means (i) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation with the Interested Stockholder or (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the Interested Stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to ten percent (10%) or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding shares of capital stock of the Corporation.

(d) “Interested Stockholder” means any Person (other than the Corporation and any direct or indirect majority-owned subsidiary of the Corporation, including, without limitation, the Blockers (as defined in the LLC Agreement)) that (i) is the owner of fifteen percent (15%) or more of the outstanding shares of capital stock of the Corporation that are entitled to vote, or (ii) is an Affiliate of the Corporation and was the owner of fifteen percent (15%) or more of the outstanding shares of capital stock of the Corporation that are entitled to vote at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such Person is an Interested Stockholder, and the Affiliates and Associates of such Person. Notwithstanding anything in this Article XIV to the contrary, the term “Interested Stockholder” shall not include: (x) the TCG Related Parties or any of their Affiliates or Associates, including any investment funds managed, directly or indirectly, by TCG or any other Person with whom any of the foregoing are acting as a group or in concert for the purpose of acquiring, holding, voting or disposing of shares of capital stock of the Corporation or (y) any Person who acquires voting stock of the Corporation directly from a TCG Related Party, and excluding, for the avoidance of doubt, any Person who acquires voting stock of the Corporation through a broker’s transaction executed on any securities exchange or other over-the-counter market or pursuant to an underwritten public offering.

(e) “Person” means any individual, corporation, partnership, unincorporated association or other entity.

(f) “TCG” means TCG 3.0 Fuji, LP, a Delaware limited partnership.

(g) “TCG Related Parties” means, collectively, (i) TCG and (ii) any Affiliate of TCG to which TCG transfers Class A Common Stock.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed on this [•].

FUNKO, INC.

By:
Name:
Title:

SCHEDULE A

ISSUANCE OF CLASS B COMMON STOCK

[•]

Exhibit B
Form of Amended Bylaws

[See attached.]

AMENDED AND RESTATED BYLAWS

OF

FUNKO, INC.

Dated as of [•], 20[•]

ARTICLE I.
MEETINGS OF STOCKHOLDERS

Section 1.01 Place of Meetings. Meetings of stockholders of Funko, Inc., a Delaware corporation (the “Corporation”; and such stockholders, the “Stockholders”), may be held at any place, within or without the State of Delaware, as may be designated by the board of directors of the Corporation (the “Board of Directors”). In the absence of such designation, meetings of Stockholders shall be held at the principal executive office of the Corporation. The Board of Directors may, in its sole discretion, determine that a meeting of Stockholders shall not be held at any place, but may instead be held solely by means of remote communication authorized by and in accordance with Section 211(a) of the General Corporation Law of the State of Delaware.

Section 1.02 Annual Meetings. The annual meeting of Stockholders shall be held for the election of directors at such date and time as may be designated by resolution of the Board of Directors from time to time. Any other business as may be properly brought before the annual meeting may be transacted at the annual meeting. The Board of Directors may postpone, reschedule or cancel any annual meeting of Stockholders previously scheduled by the Board of Directors.

Section 1.03 Special Meetings. Special meetings of Stockholders for any purpose or purposes may be called only by the chairperson of the Board of Directors (the “Chairperson”) or a majority of the Board of Directors. Special meetings validly called in accordance with this Section 1.03 of these amended and restated bylaws adopted by the Board of Directors as of [•], 20[•] (as the same may be further amended, restated, amended and restated or otherwise modified from time to time, these “Bylaws”) may be held at such date and time as specified in the applicable notice. Business transacted at any special meeting of Stockholders shall be limited to the purposes stated in the notice. The Corporation may postpone, reschedule or cancel any special meeting of Stockholders previously scheduled by the Chairperson or Board of Directors.

Section 1.04 Notice of Meetings. Whenever Stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the Stockholders entitled to vote at the meeting (if such date is different from the record date for Stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Amended and Restated Certificate of Incorporation of the Corporation (as the same has been or may be further amended, restated, amended and restated or otherwise modified from time to time, the “Certificate of Incorporation”) or these Bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each Stockholder entitled to vote at the meeting as of the record date for determining the Stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Stockholder at such Stockholder’s address as it appears on the records of the Corporation.

Section 1.05 Adjournments. Any meeting of Stockholders, annual or special, may be adjourned from time to time by the chairperson of the meeting (or by the Stockholders in accordance with Section 1.06) to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of Stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix the record date for determining Stockholders entitled to notice of such adjourned meeting as provided in Section 1.09(a) of these Bylaws, and shall give notice of the adjourned meeting to each Stockholder of record as of the record date so fixed for notice of such adjourned meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Stockholder at such Stockholder’s address as it appears on the records of the Corporation.

Section 1.06 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at each meeting of Stockholders the presence or participation in person or by remote communication, if applicable, or by proxy of the holders of a majority in voting power of the outstanding shares of Stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, then either (i) the chairperson of the meeting or (ii) a majority in voting power of the Stockholders entitled to vote thereon, present in person, or by remote communication, if applicable, or represented by proxy, shall have the power to adjourn the meeting from time to time in the manner provided in Section 1.05 of these Bylaws until a quorum is present or represented. Shares of Stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote shares of Stock held by it in a fiduciary capacity. Where a separate vote by a class or classes or series of capital stock is required by law or the Certificate of Incorporation, the holders of a majority in voting power of the shares of such class or classes or series of the capital stock of the Corporation issued and outstanding and entitled to vote on such matter, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on such matter. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

Section 1.07 Organization. Meetings of Stockholders shall be presided over by the Chairperson or by such other officer or director of the Corporation as designated by the Board of Directors or the Chairperson, or in the absence of such person or such designation, by a chairperson chosen at the meeting by vote of a majority of the Stockholders present or represented at the meeting and entitled to vote at the meeting (provided there is a quorum). The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 1.08 Voting; Proxies. Each Stockholder entitled to vote at any meeting of Stockholders shall be entitled to the number of votes, if any, for each share of Stock held of record by such Stockholder which has voting power upon the matter in question that is set forth in the Certificate of Incorporation. Each Stockholder entitled to vote at a meeting of Stockholders or express consent to corporate action in writing without a meeting (if permitted by the Certificate of Incorporation) may authorize another person or persons to act for such Stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person (or by means remote communication, if applicable) or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of Stockholders need not be by written ballot. Unless otherwise provided in the Certificate of Incorporation, at all meetings of Stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect directors. No holder of shares of Stock shall have the right to cumulate votes. All other elections and questions presented to the Stockholders at a meeting at which a quorum is present shall be decided by the affirmative vote of the holders of a majority in voting power of the shares of Stock which are present in person or by proxy and entitled to vote thereon, unless a different or minimum vote is required by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities in which case such different or minimum vote shall be the applicable vote on the matter.

Section 1.09 Fixing Date for Determination of Stockholders of Record.

(a) In order that the Corporation may determine the Stockholders entitled to notice of any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the Stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of Stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for Stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of Stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of Stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the Stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law or the Certificate of Incorporation, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation (or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded) in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law or the Certificate of Incorporation, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 1.10 List of Stockholders Entitled to Vote. The Corporation shall prepare, at least ten (10) days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting (provided, however, if the record date for determining the Stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the Stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder as of the record date (or such other date). Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, then a list of Stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any Stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any Stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the list of Stockholders required by this Section 1.10 or to vote in person or by proxy at any meeting of Stockholders.

Section 1.11 Action by Written Consent of Stockholders. Subject to the rights of any series of preferred stock, par value $0.0001 per share, of the Corporation (“Preferred Stock”) permitting the holders of such series of Preferred Stock to act by written consent, and except as otherwise provided in Section 6.4 of the Certificate of Incorporation, any action required or permitted to be taken by stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting.

Section 1.12 Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of Stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of Stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of Stock outstanding and the voting power of each such share, (ii) determine the shares of Stock represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of Stock represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of Stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 1.13 Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting designated in accordance with Section 1.07 of these Bylaws. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of Stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of Stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to Stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of Stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.14 Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders.

(i) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the Stockholders may be made at an annual meeting of Stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or the nominating and corporate governance committee thereof, (C) by or at the direction of any party to that certain stockholders agreement, dated as of May 3, 2022, by and among the Corporation and TCG 3.0 Fuji, LP (as may be amended from time to time, the “Stockholders Agreement”), provided the Stockholders Agreement remains in effect and only to the extent permitted by, and subject to any limitations set forth in, Section 1 and Section 2 thereof, or (D) by any Stockholder who was a Stockholder of record at the time the notice provided for in this Section 1.14 is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.14.

(ii) For any nominations or other business to be properly brought before an annual meeting by a Stockholder pursuant to Section 1.14(a)(i)(D) of these Bylaws, the Stockholder must have given timely notice thereof in writing to the Secretary and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for Stockholder action. To be timely, a Stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the Stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above. To be in proper form, such Stockholder’s notice must:

(A)
as to each person whom the Stockholder proposes to nominate for election as a director of the Corporation, set forth (I) as to each proposed nominee (1) such person’s name, age, business address and, if known, residence address, (2) such person’s principal occupation or employment, (3) the class and series and number of shares of stock of the Corporation that are, directly or indirectly, owned, beneficially or of record, by such person, (4) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among (x) the Stockholder, the beneficial owner, if any, on whose behalf the nomination is being made and the respective affiliates and associates of, or others acting in concert with, such Stockholder and such beneficial owner, on the one hand, and (y) each proposed nominee, and his or her respective affiliates and associates, or others acting in concert with such nominee(s), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Stockholder making the nomination and any beneficial owner on whose behalf the nomination is made or any affiliate or associate thereof or person acting in concert therewith were the “registrant” for purposes of such Item and the proposed nominee were a director or executive officer of such registrant, (II) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and (III) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director of the Corporation if elected;

(B)
with respect to each nominee for election or reelection to the Board of Directors, include the completed and signed questionnaire, representation and agreement required by Section 1.15 of these Bylaws;

(C)
as to any other business that the Stockholder proposes to bring before the meeting, set forth a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such Stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(D)
as to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, set forth (I) the name and address of such Stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (II) the class or series and number of shares of Stock which are owned beneficially and of record by such Stockholder and such beneficial owner, (III) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such Stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (IV) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Stockholder’s notice by, or on behalf of, such Stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of Stock, the effect or intent of which is to mitigate loss to, manage risk or benefit from share price changes for, or increase or decrease the voting power of, such Stockholder or such beneficial owner, with respect to securities of the Corporation, (V) a representation that the Stockholder is a holder of record of Stock entitled to vote at such meeting and intends to appear in person (or by means of remote communication, if applicable) or by proxy at the meeting to propose such business or nomination, (VI) a representation whether the Stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of outstanding Stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies or votes from Stockholders in support of such proposal or nomination, and (VII) any other information relating to such Stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

The foregoing notice requirements of this Section 1.14(a) shall be deemed satisfied by a Stockholder with respect to business other than a nomination for election as a director of the Corporation if the Stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such Stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee for election as a director of the Corporation to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation. A Stockholder shall not have complied with this Section 1.14(a)(ii) if the Stockholder (or beneficial owner, if any, on whose behalf the nomination is made) solicits or does not solicit, as the case may be, proxies or votes in support of such Stockholder’s nominee in contravention of the representations with respect thereto required by this Section 1.14(a)(ii).

(iii) Notwithstanding anything in the second sentence of Section 1.14(a)(ii) of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board of Directors at the annual meeting is increased effective after the time period for which nominations would otherwise be due under Section 1.14(a)(ii) of these Bylaws and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a Stockholder’s notice required by this Section 1.14 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Except to the extent required by law, special meetings of Stockholders may be called only in accordance with Section 1.03 of these Bylaws. Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of Stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or the nominating and corporate governance committee thereof or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any Stockholder who is a Stockholder of record at the time the notice provided for in this Section 1.14 is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.14. In the event the Corporation calls a special meeting of Stockholders for the purpose of electing one or more directors to the Board of Directors, any such Stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the Stockholder delivers a notice that includes all of the information required by Section 1.14(a)(ii) of these Bylaws (including the completed and signed questionnaire, representation and agreement required by Section 1.15 of these Bylaws and any other information, documents, affidavits, or certifications required by the Corporation) to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above.

(c) General.

(i) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 1.14 shall be eligible to be elected at an annual or special meeting of Stockholders to serve as directors and only such business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.14. Except as otherwise provided by law, the chairperson of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.14 (including whether the Stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made or solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such Stockholder’s nominee or proposal in compliance with such Stockholder’s representation as required by Section 1.14(a)(ii)(D)(VI) of these Bylaws) and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 1.14, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.14, unless otherwise required by law, if the Stockholder (or a qualified representative of the Stockholder) does not appear at the annual or special meeting of Stockholders to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.14, to be considered a qualified representative of the Stockholder, a person must be a duly authorized officer, manager or partner of such Stockholder or must be authorized by a writing executed by such Stockholder or an electronic transmission delivered by such Stockholder to act for such Stockholder as proxy at the meeting of Stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Stockholders.

(ii) For purposes of this Section 1.14, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iii) Notwithstanding the foregoing provisions of this Section 1.14, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 1.14; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 1.14 (including clause (a)(i)(D) hereof and clause (b) hereof), and compliance with clauses (a)(i)(D) and (b) of this Section 1.14 shall be the exclusive means for a Stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of clause (a)(ii) hereof, business other than nominations brought properly under and in compliance with Rule 14a-8 promulgated under the Exchange Act, as may be amended from time to time). Nothing in this Section 1.14 shall be deemed to affect any rights (x) of Stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (y) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation. Except as otherwise required by law, nothing in this Section 1.14 shall obligate the Corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for director or any proposal submitted by a stockholder.

Section 1.15 Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, the candidate for nomination must have previously delivered (in accordance with the time periods prescribed for delivery of notice under Section 1.14 of these Bylaws), to the Secretary at the principal executive offices of the Corporation, (a) a completed written questionnaire (in a form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (b) a written representation and agreement (in form provided by the Corporation) that such candidate for nomination (i) is not and, if elected as a director during his or her term of office, will not become a party to (A) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director, (iii) will, if elected as a director of the Corporation, comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director of the Corporation (and, if requested by any candidate for nomination, the Secretary shall provide to such candidate for nomination all such policies and guidelines then in effect) and (iv) intends, if elected as a director of the Corporation, to serve the full term of the directorship.

ARTICLE II.
BOARD OF DIRECTORS

Section 2.01 Number; Tenure; Qualifications. Subject to the Certificate of Incorporation, the rights of holders of any series of Preferred Stock to elect directors and the Stockholders Agreement, the total number of directors constituting the entire Board of Directors shall be fixed from time to time exclusively by resolution adopted by the Board of Directors. The directors shall be classified in the manner provided in the Certificate of Incorporation. Each director shall hold office until such time as provided in the Certificate of Incorporation. Directors need not be Stockholders.

Section 2.02 Election; Resignation; Removal; Vacancies. Except as otherwise provided in the Certificate of Incorporation or these Bylaws, directors shall be elected at the annual meeting of Stockholders by such Stockholders as have the right to vote on such election. Any director may resign at any time upon written or electronic notice to the Corporation. Such resignation shall be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event. Subject to the rights of holders of any series of Preferred Stock and in accordance with the provisions of the Stockholders Agreement, directors of the Corporation may be removed only as expressly provided in the Certificate of Incorporation. Except as otherwise required by law and subject to and in accordance with the provisions of the Stockholders Agreement and the rights of the holders of any series of Preferred Stock then outstanding, unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from the death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director entitled to vote thereon, and not by the Stockholders. Any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualified.

Section 2.03 Regular Meetings. Regular meetings of the Board of Directors may be held at such places, if any, within or without the State of Delaware and at such times as the Board of Directors may from time to time determine; provided, that any director who is absent when such a determination is made shall be given notice of the determination.

Section 2.04 Special Meetings. Special meetings of the Board of Directors may be held at any time or place, if any, within or without the State of Delaware whenever called by the Chairperson, the Chief Executive Officer or a majority of the directors then in office. Notice to directors of the date, place and time of any special meeting of the Board of Directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice may be given in person, by mail or by e-mail, telephone, telecopier or other means of electronic transmission. If the notice is delivered in person, by e-mail, telephone, telecopier or other means of electronic transmission, it shall be delivered or sent at least twenty-four (24) hours before the time of holding of the meeting. If the notice is sent by mail, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting.

Section 2.05 Telephonic Meetings Permitted. Members of the Board of Directors may participate in any meetings of the Board of Directors thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.05 shall constitute presence in person at such meeting.

Section 2.06 Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the number of directors fixed by the Board of Directors pursuant to Section 2.01 shall constitute a quorum for the transaction of business; provided that, solely for the purposes of filling vacancies pursuant to Section 2.02 of these Bylaws, a meeting of the Board of Directors may be held if a majority of the directors then in office participate in such meeting. Except in cases in which the Certificate of Incorporation, these Bylaws or applicable law otherwise provides, a majority of the votes entitled to be cast by the directors present at a meeting duly held at which a quorum is present shall be the act of the Board of Directors.

Section 2.07 Organization. Meetings of the Board of Directors shall be presided over by the Chairperson, or in his or her absence by the person whom the Chairperson shall designate, or in the absence of the foregoing persons by a chairperson chosen at the meeting by the affirmative vote of a majority of the directors present at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 2.08 Action by Unanimous Consent of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or such committee in accordance with applicable law.

Section 2.09 Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary or other compensation as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. Any director of the Corporation may decline any or all such compensation payable to such director in his or her discretion.

Section 2.10 Chairperson. The Board of Directors may appoint from its members a Chairperson of the Board of Directors. The Board of Directors may, in its sole discretion, from time to time appoint one or more vice chairpersons (each, a “Vice Chairperson”) each of whom as such shall report directly to the Chairperson.

ARTICLE III.
COMMITTEES

Section 3.01 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Except as otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee. Except as otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolution of the Board of Directors designating the committee (or resolution of the committee designating the subcommittee, if applicable), a majority of the directors then serving on a committee or subcommittee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee or subcommittee present at a meeting at which a quorum is present shall be the act of the committee or subcommittee. Special meetings of any committee of the Board of Directors may be held at any time or place, if any, within or without the State of Delaware whenever called by the Chairperson of such committee or a majority of the members of such committee.

Section 3.02 Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.

ARTICLE IV.
OFFICERS

Section 4.01 Officers. The officers of the Corporation may consist of a chief executive officer (the “Chief Executive Officer”), a chief financial officer (the “Chief Financial Officer”), a chief operating officer (the “Chief Operating Officer”), a general counsel (“General Counsel”), a president (the “President”), one or more senior vice presidents (each, a “Senior Vice President”), one or more vice presidents (each, a “Vice President”), a Secretary (the “Secretary”), a treasurer (the “Treasurer”), a controller (the “Controller”) and such other officers with such other titles as the Board of Directors may from time to time determine, each of whom shall be appointed by the Board of Directors, each to have such authority, functions or duties as set forth in these Bylaws or as determined by the Board of Directors. Each officer shall be chosen by the Board of Directors and shall hold office for such term as may be prescribed by the Board of Directors and until such person’s successor shall have been duly chosen and qualified, or until such person’s earlier death, disqualification, resignation or removal. The Board of Directors, in its discretion, from time to time may determine not to appoint one or more of the officers identified in the first sentence of this Section 4.01 or to leave such officer position vacant. Any number of offices may be held by the same person.

Section 4.02 Removal, Resignation and Vacancies. Any officer of the Corporation may be removed, with or without cause, by the Board of Directors, without prejudice to the rights, if any, of such officer under any contract to which it is a party. Any officer may resign at any time upon written or electronic notice to the Corporation, without prejudice to the rights, if any, of the Corporation under any contract to which such officer is a party. If any vacancy occurs in any office of the Corporation, the Board of Directors may appoint a successor to fill such vacancy for the remainder of the unexpired term and until a successor shall have been duly chosen and qualified or until such officer’s earlier death, resignation, disqualification or removal.

Section 4.03 Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, shall be responsible for corporate policy and strategy, and shall report directly to the Board of Directors. Unless otherwise provided in these Bylaws, all other officers of the Corporation shall report directly to the Chief Executive Officer or as otherwise determined by the Chief Executive Officer.

Section 4.04 Chief Financial Officer. The Chief Financial Officer shall exercise all the powers and perform the duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall have the power to affix the signature of the Corporation to all contracts that have been authorized by the Board of Directors or the Chief Executive Officer. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

Section 4.05 Chief Operating Officer. The Chief Operating Officer shall exercise all the powers and perform the duties of the office of the chief operating officer and shall be responsible for the management and control of the operations of the Corporation. The Chief Operating Officer shall have the power to affix the signature of the Corporation to all contracts that have been authorized by the Board of Directors or the Chief Executive Officer. The Chief Operating Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

Section 4.06 General Counsel. The General Counsel shall be the principal legal officer of the Corporation and exercise all the powers and perform the duties of the office of the general counsel and shall be responsible for the general direction of and supervision over the legal affairs of the Corporation and advising the Board of Directors and the officers of the Corporation on all legal matters. The General Counsel shall have the power to affix the signature of the Corporation to all contracts that have been authorized by the Board of Directors or the Chief Executive Officer. The General Counsel shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

Section 4.07 President. The President shall have such powers and duties as shall be prescribed by the Chief Executive Officer. The President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

Section 4.08 Senior Vice President and Vice President. Each Senior Vice President and Vice President shall have such powers and duties as shall be prescribed by his or her superior officer or the Chief Executive Officer. Each Senior Vice President and Vice President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine. In accordance with Sections 4.01 and 4.13 of these Bylaws, the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the General Counsel and/or the President may, in his, her or their discretion, from time to time appoint one or more Senior Vice Presidents or Vice Presidents of the Corporation and/or assistant vice presidents of the Corporation (each, an “Assistant Vice President”).

Section 4.09 Treasurer. The Treasurer shall supervise and be responsible for all the funds and securities of the Corporation, the deposit of all moneys and other valuables to the credit of the Corporation in depositories of the Corporation, borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Corporation is a party, the disbursement of funds of the Corporation and the investment of its funds, and in general shall perform all of the duties incident to the office of the Treasurer. The Treasurer shall report to the Chief Financial Officer and, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer, the Chief Financial Officer or as the Board of Directors may from time to time determine. In accordance with Sections 4.01 and 4.13 of these Bylaws, the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the General Counsel and/or the President may, in his, her or their discretion, from time to time appoint one or more assistant treasurers of the Corporation (each, an “Assistant Treasurer”).

Section 4.10 Controller. The Controller shall report to the Chief Financial Officer and, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or the Chief Financial Officer or as the Board of Directors may from time to time determine.

Section 4.11 Secretary. The powers and duties of the Secretary are: (i) to act as Secretary at all meetings of the Board of Directors, of the committees of the Board of Directors and of the Stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; (ii) to see that all notices required to be given by the Corporation are duly given and served; (iii) to act as custodian of the seal of the Corporation and affix the seal or cause it to be affixed to all certificates of Stock and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (iv) to have charge of the books, records and papers of the Corporation and see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and (v) to perform all of the duties incident to the office of Secretary. The Secretary shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine. In accordance with Sections 4.01 and 4.13 of these Bylaws, the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, General Counsel and/or the President may, in his, her or their discretion, from time to time appoint one or more assistant secretaries of the Corporation (each, an “Assistant Secretary”).

Section 4.12 Appointing Attorneys and Agents; Voting Securities of Other Entities. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairperson, any Vice Chairperson, the Chief Executive Officer, the Chief Financial Officer or the General Counsel may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to (a) cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper and (b) exercise the rights of the Corporation in its capacity as a general partner of a partnership or in its capacity as a managing member of a limited liability company as to which the Corporation, in such capacity, is entitled to exercise pursuant to the applicable partnership agreement or limited liability company operating agreement, including without limitation to take or refrain from taking any action, or to consent in writing, in each case in the name of the Corporation as such general partner or managing member, to any action by such partnership or limited liability company, and may instruct the person or persons so appointed as to the manner of taking such actions or giving such consents, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper. Unless otherwise provided by resolution adopted by the Board of Directors, any of the rights set forth in this Section 4.12 which may be delegated to an attorney or agent may also be exercised directly by the Chairperson, a Vice Chairperson, the Chief Executive Officer, the Chief Financial Officer or the General Counsel.

Section 4.13 Additional Matters. The Chief Executive Officer, the Chief Financial Officer, the General Counsel and the President shall have the authority to designate employees of the Corporation to have the title of Senior Vice President, Vice President, Assistant Vice President, Assistant Treasurer or Assistant Secretary. Any employee so designated shall have the powers and duties determined by the officer making such designation. A person designated as a Senior Vice President, Vice President, Assistant Vice President, Assistant Treasurer or Assistant Secretary shall not be deemed to be an officer of the Corporation for the purposes of Article VI of these Bylaws unless the Board of Directors has adopted a resolution approving such person in such capacity as an officer of the Corporation (including by means of direct appointment by the Board of Directors pursuant to Section 4.01 of these Bylaws).

ARTICLE V.
STOCK

Section 5.01 Certificates. The shares of Stock shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of Stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of Stock represented by certificates shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, representing the number of shares held by such holder registered in certificate form. Each such certificate shall be signed in a manner that complies with Section 158 of the DGCL.

Section 5.02 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate for shares of Stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VI.
INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 6.01 Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law (including as it presently exists or may hereafter be amended), any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (any such action, suit or proceeding, a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.03 of these Bylaws, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors.

Section 6.02 Advancement of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

Section 6.03 Claims. If a claim for indemnification under this Article VI (following the final disposition of such proceeding) is not paid in full within sixty (60) days after the Corporation has received a claim therefor by the Covered Person, or if a claim for any advancement of expenses under this Article VI is not paid in full within thirty (30) days after the Corporation has received a statement or statements requesting such amounts to be advanced, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, the Covered Person shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 6.04 Non-exclusivity of Rights. The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquires under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of Stockholders or disinterested directors or otherwise.

Section 6.05 Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, limited liability company, joint venture, trust, enterprise or non-profit enterprise.

Section 6.06 Amendment or Repeal. Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these Bylaws after the occurrence of the act or omission that is the subject of the proceeding for which indemnification or advancement of expenses is sought.

Section 6.07 Other Indemnification and Advancement of Expenses. This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE VII.
MISCELLANEOUS

Section 7.01 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 7.02 Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 7.03 Manner of Notice.

(a) Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to Stockholders pursuant to the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws, any notice to Stockholders given by the Corporation under any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission.

Any notice given pursuant to the preceding paragraph shall be deemed given (a) if by facsimile telecommunication, when directed to a number at which the Stockholder has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the Stockholder has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the Stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (d) if by any other form of electronic transmission, when directed to the Stockholder.

An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

For the purposes of these Bylaws, an “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

(b) Notice to Stockholders Sharing an Address. Without limiting the manner by which notice otherwise may be given effectively to Stockholders, and except as prohibited by applicable law, any notice to Stockholders given by the Corporation under any provision of applicable law, the Certificate of Incorporation, or these Bylaws shall be effective if given by a single written notice to Stockholders who share an address if consented to by the Stockholders at that address to whom such notice is given. Any such consent shall be revocable by the Stockholder by written notice to the Corporation. Any Stockholder who fails to object in writing to the Corporation, within sixty (60) days of having been given written notice by the Corporation of its intention to send the single notice permitted under this Section 7.03, shall be deemed to have consented to receiving such single written notice.

Section 7.04 Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders, Board of Directors, or committee or subcommittee of the Board of Directors need be specified in a waiver of notice.

Section 7.05 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

Section 7.06 Amendment of Bylaws. Subject to the Stockholders Agreement, these Bylaws may be altered, amended or repealed, and new bylaws made, only by the affirmative vote of (a) a majority of the Board of Directors or (b) Stockholders representing at least sixty-six and two-thirds percent (66 2/3%) of the votes eligible to be cast in an election of directors of the Corporation.

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